Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2021
SECOND QUARTER

-- Record Sales and Profitability with Continuing Positive Cash Flow From Operations --

LOS ANGELES, CA – November 9, 2020 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2021 second quarter ended September 30, 2020 -- reflecting continued favorable sales momentum with increased profitability and positive cash flow from operations.

Net sales for the fiscal 2021 second quarter were $154.7 million compared with $150.4 million for the same period a year earlier. Net sales for the quarter include $12.8 million in core revenue due to a realignment of inventory at two customer distribution centers with expected future sales benefits as product mix changes.

Net income for the fiscal 2021 second quarter was $15.2 million, or $0.78 per diluted share, compared with net income of $6.2 million, or $0.32 per diluted share, a year ago.  Additional details of items impacting net income are shown in Exhibit 1.

“Notwithstanding the continued impact of global pandemic challenges, we reported solid results for the quarter and six-month period.  The company’s strategic growth initiatives are proceeding as planned – including the launch of our brake caliper production facility, as detailed in a recent announcement – and we are well-positioned in the industry,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

“In today’s COVID environment, the automobile, more than ever, is the preferable mode of transportation for activities such as work, shopping, appointments, and family vacations.  As a consequence, maintenance and repair activities are even more essential. The products we provide are critical to the automobile and the demand for our offerings continue to expand,” Joffe added.

Results for the fiscal second quarter were impacted by approximately $2.0 million on a pre-tax basis, or $0.08 per share on a tax-effected basis, for cost of goods sold and operating expenses related to safety and health initiatives associated with COVID-19.  Approximately $1.3 million of the $2.0 million relates to incremental bonuses and wages paid to the company’s dedicated operating employees on the front line.  The balance relates to personal protection equipment (PPE) and social distancing initiatives.

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Motorcar Parts of America, Inc.
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Cash generated from operating activities was $16.9 million for the fiscal 2021 second quarter and bank debt less cash for the same period was reduced by $12.3 million to $95.4 million at September 30, 2020.

Gross profit for the fiscal 2021 second quarter was $39.7 million compared with $36.6 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2021 second quarter was 25.7 percent compared with 24.3 percent a year earlier.  Additional details of items impacting gross profit are shown in Exhibit 3.

Six-Month Results

Net sales for the fiscal 2021 six-month period were $250.1 million compared with $259.5 million a year earlier.  Net sales for the six months ended September 30, 2020 benefitted by $12.8 million due to a realignment of inventory at two customer distribution centers with expected future sales benefits as product mix changes, as noted in the quarterly sales discussion.

Net income for the fiscal 2021 six-month period was $12.2 million, or $0.63 per diluted share, compared with net income of $38,000, or $0.00 per diluted share, a year ago. Additional details of items impacting net income are shown in Exhibit 2.
Cash generated from operating activities was $39.3 million during the six months ended September 30, 2020, and bank debt less cash was reduced by $31.1 million.

Gross profit for the fiscal 2021 six-month period was $53.1 million compared with $54.2 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2021 six-month period was 21.2 percent compared with 20.9 percent a year earlier.  Additional details of items impacting gross profit are shown in Exhibit 4.

FISCAL 2021 OUTLOOK

“Despite strong performance for the quarter, and continued favorable sales momentum, the company believes it is still not prudent to provide annual sales and gross margin guidance for fiscal 2021.

“As I stated in our 2020 fiscal year-end release, our industry is resilient, and we are continuing to execute our strategic plans for growth and profitability.  We are guardedly optimistic about the near- and long-term opportunities as an essential supplier in the $125 billion hard parts industry and look forward to a recovery from this global crisis.  In fact, we are resuming our stock buy-back program subject to market conditions, with current availability of $21.3 million under our existing authorization,” Joffe said.

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Use of Non-GAAP Measure

This press release includes the following non-GAAP measure - EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance.  The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP.  In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of EBITDA to its corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these measures.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (833)-968-1924 (domestic) or (825)-312-2355 (international).  For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on November 9, 2020 through 8:59 p.m. Pacific time on November 16, 2020 by calling (800)-585-8367 (domestic) or (416)-621-4642 (international) and using access code: 1475489.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearing and hub assemblies, brake calipers, brake master cylinders, brake power boosters, rotors, brake pads and turbochargers utilized in imported and domestic passenger vehicles, light trucks and heavy-duty applications.  In addition, the company designs and manufactures test solutions for performance, endurance and production testing of electric motors, inverters, alternators, starters, and belt starter generators for the OE, aerospace, and aftermarket. Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia and Canada.  Additional information is available at www.motorcarparts.com.

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Motorcar Parts of America, Inc.
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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2020 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019

Net sales	$154,730,000	$150,374,000	$250,086,000	$259,522,000
Cost of goods sold	115,004,000	113,801,000	196,973,000	205,366,000
Gross profit	39,726,000	36,573,000	53,113,000	54,156,000
Operating expenses:
General and administrative	12,518,000	12,483,000	24,205,000	25,020,000
Sales and marketing	4,326,000	5,448,000	8,526,000	10,367,000
Research and development	1,972,000	2,148,000	3,914,000	4,520,000
Foreign exchange impact of lease liabilities and forward contracts	(3,985,000)	1,802,000	(8,802,000)	1,265,000
Total operating expenses	14,831,000	21,881,000	27,843,000	41,172,000
Operating income	24,895,000	14,692,000	25,270,000	12,984,000
Interest expense, net	3,614,000	6,523,000	8,023,000	12,696,000
Income before income tax expense	21,281,000	8,169,000	17,247,000	288,000
Income tax expense	6,097,000	1,980,000	5,075,000	250,000

Net income	$15,184,000	$6,189,000	$12,172,000	$38,000
Basic net income per share	$0.80	$0.33	$0.64	$0.00
Diluted net income per share	$0.78	$0.32	$0.63	$0.00
Weighted average number of shares outstanding:
Basic	19,022,414	18,903,182	18,999,461	18,862,901
Diluted	19,345,311	19,217,327	19,289,765	19,246,599

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2020	March 31, 2020
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$20,887,000	$49,616,000
Short-term investments	1,237,000	850,000
Accounts receivable — net	91,088,000	91,748,000
Inventory	240,018,000	234,680,000
Contract assets	33,309,000	20,332,000
Prepaid expenses and other current assets	10,463,000	11,890,000
Total current assets	397,002,000	409,116,000
Plant and equipment — net	49,893,000	44,957,000
Operating lease assets	68,530,000	53,029,000
Long-term deferred income taxes	18,706,000	18,950,000
Long-term contract assets	234,590,000	239,540,000
Goodwill and intangible assets — net	9,077,000	9,598,000
Other assets	1,638,000	1,839,000
TOTAL ASSETS	$779,436,000	$777,029,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$121,550,000	$95,083,000
Customer finished goods returns accrual	27,561,000	25,326,000
Contract liabilities	44,657,000	27,911,000
Revolving loan	94,000,000	152,000,000
Other current liabilities	5,154,000	9,390,000
Operating lease liabilities	6,228,000	5,104,000
Current portion of term loan	3,678,000	3,678,000
Total current liabilities	302,828,000	318,492,000
Term loan, less current portion	18,624,000	20,462,000
Long-term contract liabilities	90,223,000	92,101,000
Long-term deferred income taxes	75,000	79,000
Long-term operating lease liabilities	72,959,000	61,425,000
Other liabilities	6,732,000	8,950,000
Total liabilities	491,441,000	501,509,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,026,587 and 18,969,380 shares issued and outstanding at September 30, 2020 and March 31, 2020, respectively	190,000	190,000
Additional paid-in capital	220,588,000	218,581,000
Retained earnings	76,289,000	64,117,000
Accumulated other comprehensive loss	(9,072,000)	(7,368,000)
Total shareholders’ equity	287,995,000	275,520,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$779,436,000	$777,029,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the company has included the following additional information and non-GAAP financial measures for the three and six months ended September 30, 2020 and 2019.  Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company’s results of operations and the factors and trends affecting the company’s business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP.    In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization.  A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended September 30, 2020 and 2019	Exhibit 1

	Three Months Ended September 30,
	2020		2019
	$	Per Share	$	Per Share
GAAP net income	$15,184,000	$0.78	$6,189,000	$0.32

Items impacting net income
Customer allowances related to new business	-	-	242,000	0.01
Core buy-back premium amortization impacting net sales	1,518,000	0.08	1,109,000	0.06
Impact of tariffs	(2,847,000)	(0.15)	-	-
Cost recovery in connection with a cancelled contract	-	-	(293,000)	(0.02)
New product line start-up costs and transition expenses (a)	4,428,000	0.23	2,736,000	0.14
Revaluation - cores on customers’ shelves, and gain due to realignment of inventory at two customer distribution centers	(3,499,000)	(0.18)	2,908,000	0.15
COVID-related expenses (b)	2,048,000	0.11	-	-
Acquisition costs, earn-out accruals, severance and restatement-related fees	(18,000)	(0.00)	(391,000)	(0.02)
Share-based compensation expenses	1,218,000	0.06	1,053,000	0.05
Foreign exchange impact of lease liabilities and forward contracts	(3,985,000)	(0.21)	1,802,000	0.09
Tax effect (c)	284,000	0.01	(2,292,000)	(0.12)

(a) Consists of $4,054,000 included in cost of goods sold and $374,000 included in operating expenses for the three months ended September 30, 2020 and $2,327,000 included in cost of goods sold and $409,000 included in operating expenses for the three months ended September 30, 2019.
(b) Consists of $1,533,000 included in cost of goods sold and $515,000 included in operating expenses for the three months ended September 30, 2020.
(c) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
Historically, the company calculated the tax impact by applying an income tax rate of 25.0% to adjusted pre-tax income; if calculated on that basis, the tax effect would have been ($2,354,000) or ($0.12) per share for three months ended September 30, 2019.

Items Impacting Net Income for the Six Months Ended September 30, 2020 and 2019	Exhibit 2

	Six Months Ended September 30,
	2020		2019
	$	Per Share	$	Per Share
GAAP net income	$12,172,000	$0.63	$38,000	$0.00

Items impacting net income
Customer allowances, return accruals and changeover costs (a) related to new business, net of costs	307,000	0.02	454,000	0.02
Core buy-back premium amortization impacting net sales	2,741,000	0.14	2,217,000	0.12
Impact of tariffs	(2,847,000)	(0.15)	1,067,000	0.06
Cost in connection with a cancelled contract	-	-	133,000	0.01
New product line start-up costs and transition expenses (b)	8,014,000	0.42	4,650,000	0.24
Revaluation - cores on customers’ shelves, and gain due to realignment of inventory at two customer distribution centers	(2,115,000)	(0.11)	7,472,000	0.39
COVID-related expenses (c)	4,343,000	0.23	-	-
Acquisition costs, earn-out accruals, severance and restatement-related fees	(25,000)	(0.00)	(18,000)	(0.00)
Share-based compensation expenses	2,261,000	0.12	2,041,000	0.11
Foreign exchange impact of lease liabilities and forward contracts	(8,802,000)	(0.46)	1,265,000	0.07
Tax effect (d)	(969,000)	(0.05)	(4,820,000)	(0.25)

(a) Includes changeover costs related to new business of $112,000 recorded in operating expenses for the six months ended September 30, 2019.
(b) Consists of $7,355,000 included in cost of goods sold and $659,000 included in operating expenses for the six months ended September 30, 2020 and $3,681,000 included in cost of goods sold and $969,000 included in operating expenses for the six months ended September 30, 2019.
(c) Consists of $3,373,000 included in cost of goods sold and $970,000 included in operating expenses for the six months ended September 30, 2020.
(d) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
Historically, the company calculated the tax impact by applying an income tax rate of 25.0% to adjusted pre-tax income; if calculated on that basis, the tax effect would have been ($4,642,000) or ($0.24) per share for six months ended September 30, 2019.

Items Impacting Gross Profit for the Three Months Ended September 30, 2020 and 2019	Exhibit 3

	Three Months Ended September 30,
	2020		2019
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$39,726,000	25.7%	$36,573,000	24.3%

Items impacting gross profit
Customer allowances related to new business	-	-	242,000	0.2%
Core buy-back premium amortization impacting net sales	1,518,000	1.0%	1,109,000	0.7%
Impact of tariffs	(2,847,000)	-1.8%	-	-
Cost recovery in connection with a cancelled contract	-	-	(293,000)	-0.2%
New product line start-up costs and transition expenses	4,054,000	2.6%	2,327,000	1.5%
Revaluation - cores on customers’ shelves, and gain due to realignment of inventory at two customer distribution centers (a)	(3,499,000)	-0.2%	2,908,000	1.9%
COVID-related expenses	1,533,000	1.0%	-	-

(a) gross margin reflecting impact to net sales and cost of goods sold

Items Impacting Gross Profit for the Six Months Ended September 30, 2020 and 2019	Exhibit 4

	Six Months Ended September 30,
	2020		2019
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$53,113,000	21.2%	$54,156,000	20.9%

Items impacting gross profit
Customer allowances and return accruals related to new business, net of costs	307,000	0.1%	342,000	0.1%
Core buy-back premium amortization impacting net sales	2,741,000	1.1%	2,217,000	0.9%
Impact of tariffs	(2,847,000)	-1.1%	1,067,000	0.4%
Cost in connection with a cancelled contract	-	-	133,000	0.1%
New product line start-up costs and transition expenses	7,355,000	2.9%	3,681,000	1.4%
Revaluation - cores on customers’ shelves, and gain due to realignment of inventory at two customer distribution centers (a)	(2,115,000)	0.2%	7,472,000	2.9%
COVID-related expenses	3,373,000	1.3%	-	-

(a) gross margin reflecting impact to net sales and cost of goods sold

Items Impacting EBITDA for the Three and Six Months Ended September 30, 2020 and 2019	Exhibit 5

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
GAAP net income	$15,184,000	$6,189,000	$12,172,000	$38,000
Interest expense, net	3,614,000	6,523,000	8,023,000	12,696,000
Income tax expense	6,097,000	1,980,000	5,075,000	250,000
Depreciation and amortization	2,682,000	2,240,000	5,233,000	4,619,000
EBITDA	$27,577,000	$16,932,000	$30,503,000	$17,603,000

Items impacting EBITDA
Customer allowances, return accruals and changeover costs related to new business, net of costs	-	242,000	307,000	454,000
Core buy-back premium amortization impacting net sales	1,518,000	1,109,000	2,741,000	2,217,000
Impact of tariffs	(2,847,000)	-	(2,847,000)	1,067,000
(Recovery) cost in connection with a cancelled contract	-	(293,000)	-	133,000
New product line start-up costs and transition expenses (a)	4,318,000	2,663,000	7,814,000	4,513,000
Revaluation - cores on customers’ shelves, and gain due to realignment of inventory at two customer distribution centers	(3,499,000)	2,908,000	(2,115,000)	7,472,000
COVID-related expenses	2,048,000	-	4,343,000	-
Acquisition costs, earn-out accruals, severance and restatement-related fees	(18,000)	(391,000)	(25,000)	(18,000)
Share-based compensation expenses	1,218,000	1,053,000	2,261,000	2,041,000
Foreign exchange impact of lease liabilities and forward contracts	(3,985,000)	1,802,000	(8,802,000)	1,265,000

(a) Excludes depreciation, which is included in the depreciation and amortization line item.